Exhibit (11)

May 14, 2021

Apollo Tactical Income Fund Inc.

100 Bellevue Parkway

Wilmington, DE 19809

Ladies and Gentlemen:

We have acted as counsel to Apollo Tactical Income Fund Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (File No. 333-254419) on Form N-14, as amended (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”), common stock, par value $0.001 per share (the “Common Stock”) pursuant to the terms of the offering as set forth in the Registration Statement.

We have examined the Registration Statement and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the shares of Common Stock offered by the Company, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so, (v) at the time of issuance of the shares of Common Stock pursuant to the terms of the offering as set forth in the Registration Statement, the Company will have a sufficient number of authorized but unissued shares of Common Stock available pursuant to its charter, (vi) at the time of issuance of the shares of Common Stock pursuant to the terms of the offering as set forth in the Registration Statement, the Company will be in good standing under the laws of the State of Maryland and (vii) all public records reviewed by us or on our behalf are accurate and complete. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By: /s/ Scott Wilson

        Principal